Exhibit 10.2

LOAN AGREEMENT

This agreement (this “Agreement”) is to confirm and acknowledge that GPIC, Ltd. (“GPIC”) has, prior to the date of this Agreement, loaned to GP Investments Acquisition Corp. (the “Company”) an aggregate of $2,980,631 (“Loan Amount”). The Loan Amount was loaned to the Company pursuant to the commitment letter dated February 2017 (the ‘Commitment Letter”), which provided that GPIC committed to provide loans to the Company up to the amount of $3,400,000.

As evidenced by the execution of this Agreement, the total amount of funds loaned by GPIC to the Company is $2,980,631, being the Loan Amount. The Loan Amount is outstanding pursuant to, and governed by the terms of, this Agreement.

The Loan Amount outstanding under this Agreement is unsecured and non-interest bearing.

It is hereby agreed between GPIC and the Company that the Loan Amount shall become immediately due and payable on the date upon which the outstanding principal amount of all Term Loan (as defined in the Credit Facility) is equal to or less than $95,000,000. As used herein, “Credit Facility” means financing agreement entered into between Rimini Street, Inc. and certain lenders listed therein, Cortland Capital Market Services LLC as administrative agent and collateral agent, and CB Agent Services LLC as origination agent for the lenders, and the other parties named therein, dated as of June 24, 2016, as amended from time to time.

It is also agreed that if the Company does not consummate a business combination (as described in the Company's final prospectus, dated as of May 19, 2015), all amounts loaned to the Company hereunder will be forgiven except to the extent that the Company has funds available to it outside of its trust account established in connection with the Company’s initial public offering.

This Agreement is issued in replacement of and supersedes the Commitment Letter.

This Agreement has been executed on October 6, 2017 by and between:

GP Investments Acquisition Corp.

By:	/s/ Antonio Bonchristiano

Name:	Antonio Bonchristiano

Title:	Chief Executive Officer

[Signature Page to Loan Agreement with GPIC, Ltd.]

GPIC, Ltd.

By:	/s/ Alvaro Lopes

Name:	Alvaro Lopes

Title:	Chief Financial Officer

[Signature Page to Loan Agreement with GPIC, Ltd.]